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                                                                   Exhibit 10.68



                        SETTLEMENT AGREEMENT AND RELEASE


     AGREEMENT ("Agreement") entered into this 31 day of December, 2002, by and between ELECTRIC FUEL CORPORATION, a Delaware corporation ("EFC") and ELECTRIC FUEL (E.F.L.) LTD., an Israeli corporation ("EFL" and, together with EFC, the "Company"), and YEHUDA HARATS, an individual residing at 45 HaShayarot Street, Jerusalem 92544, Israel (the "Employee").

                              W I T N E S S E T H :

     WHEREAS, the Company and Employee are parties to an amended and restated employment agreement dated as of January 1, 2000 (the "Employment Agreement"); and

     WHEREAS,   the  Company  and  the  Employee,   through   their   respective
representatives, have held certain discussions concerning the facts and circumstances surrounding the termination of the Employee's employment with the Company; and

     WHEREAS, both parties realize the uncertainty of litigation and the time-consuming and costly nature thereof; and

     WHEREAS, the Company and the Employee desire to settle and resolve fully and finally any and all claims, potential claims, controversies or differences between them; and as more specifically set forth below and solely under the terms and conditions of this Settlement Agreement and Release; and

     WHEREAS, the Company and the Employee desire to dismiss all the claims connected to or derived from Motion No. 2977/02 filed by the Employee in the labor court of Jerusalem and from the lawsuit filed by the Company against the Employee at the New-York State Supreme Court;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties hereby agree as follows:

     1. Employment Termination.

     (a) The Company and Employee agree that the employment of the Employee shall be deemed to have ceased as of December 31, 2002.

     (b) Subject to fulfillment of all the terms of this Agreement, the Employee represents and warrants that he has received full salary and any other compensation or benefit to which he is entitled from the Company.

     (c) For the avoidance of doubt, it is agreed that the Employee will not be entitled to any other compensation or benefit for his employment with the Company.

     (d) Until January 15, 2003, the Employee will return to the Company (and will not keep in his possession, recreate or deliver to anyone else) any and all devices, Company property including without limitations, , palm pilot, cellular telephone sets, records, data, notes, correspondence developed or received by the Employee pursuant to Employee's employment with the Company or otherwise belonging to the Company.

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     2. Payments.

     (a) In place of whatever amounts to which the Employee may be entitled by law or by contract, and as full settlement of all mutual claims of the parties, the Employee agrees to accept a payment of US $640,000 (which payments and benefits are in substitution for those required by any and all applicable laws of any and all jurisdictions and/or the terms of the Employment Agreement).

     (b) US $178,579 of the amount of US $640,000 above is a return of a loan given by the Employee to the Company.

     (c) US $50,000 of the amount of US $640,000 above is statutory severance payment. under the Israeli Severance Pay Law-1963 for the Employee's employment during a period of over 22 years (since July 15th, 1980).

     (d) US $411,421 of the amount of US $640,000 above is special severance payment..

     (e) Subject to fulfillment of all the terms of this Agreement, the above payment of US $640,000 shall be paid according to the following schedule:

          (i) Beginning in January 2nd 2003 and continuing through and including December 2005, the Company will pay the Employee, by direct deposit to the Employee's bank account at Bank Igud, Main Branch Jerusalem 013 Account No. 013433/65 (or as will be instructed by the employee from time to time, in writing), on a monthly basis, a total of 36 monthly payments of US $7,777.77.

          (ii) Prior to January 15, 2003, the Company shall transfer to the Employee the amount of US $35,000, by direct deposit to the Employee's bank account provided above (or as will be instructed by the employee from time to time, in writing).

          (iii) The Company shall pay the Employee, by direct deposit to the Employee's bank account provided above (or as will be instructed by the employee from time to time, in writing), an aggregate amount of $325,000 in ten equal installments of US $32,500. One such installment shall be due and payable by the last day of each of the months of September and December 2003, March, June, September and December 2004, and March, June, September and December 2005. The Employee shall be entitled to inform the Company by December 31, 2002, that he elects, at his sole discretion, to receive on or prior to December 31, 2002, the above amount of US $325,000 or any part thereof by check paid in the United States that will be immediately endorsed by the Employee over to the order of EFC as a loan ("Loan"). The Loan shall be evidenced by a promissory note and shall be payable by the Company to the Employee according to the ten equal installments provided above. The Loan shall bear no interest.

          (iv) Of the above specified amounts, the first US $ 50,000 paid to the Employee will be considered as statutory severance payment under the Israeli Severance Pay Law-1963 for the Employee's employment referred to in sub section 2 (c). The next US $ 178,579 will be considered as a return of the above loan given by the Employee to the Company referred to in Sub
     Section 2(b).



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     (e) The Employee  shall  provide the Company with a receipt for each of the payments provided on Sub-Section (d) above.

     (f) The Employee acknowledges that he is responsible for, and he does hereby indemnify the Company and its shareholders, directors, officers and employees from and against, the payment of any and all federal and state, including without limitations in Israel, income and like taxes, social security payments or any other withholding which may be or become payable with respect to any and all payment or any other consideration provided in this Agreement. With respect to any of the payments provided above, the Company shall deduct all statutory withholdings under any applicable law, including without limitations income tax and social security payments. If the company will deduct any sum of the above payments it will submit to the Employee all documentation concerning such deduction.

     (g) In addition to the foregoing, the Company will also release the Employee's manager's insurance fund and study fund. The Company will take all steps reasonably necessary to release the above funds to the Employee, including but not limited to the prompt execution of any necessary paperwork. The Company declares that it does not have any rights whatsoever in the above funds and will not have any demands in regard with those funds.

     3. Tax Refund.

     The Employee presently has a petition for a tax refund relating to the execution of 131,655 options in February 9th, 2000 (the "Petition") pending before the Israeli tax authorities (the "Israeli IRS"). With respect to such Petition, the parties agree as follows:

          (i) The Employee shall notify the Company within three business days of receipt of any communication from the Israeli IRS with respect to the Petition, including a copy of such communication, if in writing (including e-mail), or a written summary of such communication, if not in writing.

          (ii) In the event that the Employee shall actually receive any tax refund, of any size, in connection with the Petition (an "Actual Refund"), he shall immediately notify the Company both orally and in writing of the amount of such Actual Refund., the parties agree that an amount of money equal to 10% of the amount of an Actual Refund (the "Refund Credit") shall be credited against the remaining amount that the Company shall owe the Employee at such time under Section 2(d)(iii) above. In the event that the Refund Credit shall be in excess of such remaining amount, the Employee shall immediately pay the Company any and all such excess Refund Credit.

          (iii) In the event that the Employee shall receive any communication from the Israel IRS indicating that his petition for a tax refund has been granted, in whole or in part, but shall not yet have received an Actual Refund by the time any of the last two payments under Section 2(d)(iii) above shall have become due, the Company shall make such payments (up to the maximum amount of the Refund Credit) into an escrow account maintained by the law firm of Dr. J. Segev & Co. (the "Escrow") pending a final determination of the status of the Actual Refund.


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     To the extent that, prior to or  contemporaneously  with the Company having received notice of an Actual Refund, the Company shall have paid amounts into Escrow, an amount of money equal to the amount paid into Escrow or the amount of the Refund Credit, whichever is the lesser, shall be released from the Escrow and returned to the Company. Should the Israeli IRS reverse its determination and irrevocably decide that it will not give the Employee a refund, then these sums shall be released to the Employee.

          (iv) The Company shall use its commercially reasonable best efforts to assist the Employee with obtaining a refund under the Petition (including but not limited to the prompt execution of any necessary paperwork), provided that such assistance is approved in advance by the Company's accountants.

     4. Car.

     The Employee shall be entitled to continue and hold the Company's car (VOLVO S-80, registration plate # 74-526-35) currently in his possession ("Car") as security for the Company payments under this agreement. The Employee shall return the Car to the Company by December 31, 2005. It is hereby agreed that the Employee may use the Car and he shall bear any and all expenses and taxes related to the Car. The Employee shall maintain the Car in good condition consistent with past practice and shall maintain an insurance policy on the Car at all times. To avoid doubt, holding the Car as security will not constitute any employment status or other relationship between the parties.

     5. Standstill; Options.

     (a) The Employee agrees that from the date hereof until September 30, 2003, neither he nor any member of his family shall, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of the shares of common stock or other securities of EFC ("Shares") nor (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares, in cash or otherwise.

     (b) In consideration for this standstill agreement, the Company shall extend the term of the Employee's existing vested stock options to expire on September 30, 2005. Options granted to the employee in lieu of salary shall continue to have a ten-year limitation on their term.

     (c) The parties acknowledge that any and all of Employee's stock options that shall not have vested by December 31, 2002, shall expire on that date.



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     (d)  Any   violation  of  the   provisions  of  Section  5(a)  above  shall
automatically result in the immediate cancellation of all of the Employee's vested and outstanding options.

     (e) The parties agree that the all the outstanding options and shares for which no share certificate has been issued in the name of the Employee on the date hereof are listed on EXHIBIT A attached hereto.

     (f) Prior to September 30, 2003, the Company will. comply with the terms of
Section 16 of the Employment Agreement, provided that the Employee shall fulfill in a timely fashion all of his obligations under the terms of Section 16 of the Employment Agreement

     6. Release of Claims.

     (a) The Employee, subject to the release provided on Sub Section (b) below, for himself, his heirs, executors, administrators, successors and assigns, hereby fully and unconditionally waives, releases, and forever discharges, the Company, its subsidiary companies, related and affiliated companies, predecessors, successors, assigns and its present and former directors, officers, agents and employees, from any and all suits, causes of action, and claims of any nature whatsoever, known or unknown, which the Employee may have against the Company and the other parties released hereby, which he and his heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this release, including without limitation any and all claims in any way resulting from, arising out of or connected with his employment or its termination or pursuant to any Israeli common law, statute, regulation or other requirement, including without limitation (i) the Severance Payment Law of 1963, Annual Vacation Law of 1951, Protection of Wages Law of 1958, Sick Payment Law of 1976, Prior Notice for Dismisal and Resignation Law of 2001, recreation payment (Dmei Havra'a payment) and any and all claims under any collective bargaining agreement or extension thereof; (ii) any other compensation or consideration as a result of employment relations or end of employment relations including without limitation, Bituach Menahalim, Keren Hishtalmut, pension compensation, and/or any compensation and consideration resulting from such relations, or arising out of or connected with his position as a director of the Company and/or as a principal in the Company and/or connected with any act or vote of the Company's board of directors, whether by virtue of his position as a director, officer, employee or shareholder, all pursuant to any Israeli common law, statute, order, regulation or other requirement (including without limitation the Companies Ordinance [New Version] of 1983, the Companies Law of 1999, the Securities Law of 1968, the Torts Ordinance [New Version], each as amended from time to time, infliction of any tort, or breach of contract, whether actual or implied, or whether oral or written) including without limitation any United States federal, state or local common law, statute, regulation or other requirement (including without limitation the General Corporation Law of the State of Delaware, the United States Securities Act of 1933, and the United States Securities Exchange Act of 1934, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the fair employment practices laws of the state or states in which the Employee have been employed by the Company, each as amended from time to time, infliction of any tort, or breach of contract, whether actual or implied, or whether oral or written).

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     (b) The Company,  subject to the release provided on Sub Section (a) below,
for  itself,  its  subsidiary  companies,   related  and  affiliated  companies,
predecessors,   successors,  assigns  and  its  present  and  former  directors, officers,  agents  and  employees,  hereby  fully  and  unconditionally  waives,
releases,  and  forever  discharges,   the  Employee,   his  heirs,   executors,
administrators, successors and assigns, from any and all suits, causes of action, and claims of any nature whatsoever, known or unknown, which the Company may have against the Employee and the other parties released hereby, which it and its subsidiary companies, related and affiliated companies, predecessors, successors, assigns and its present and former directors, officers, agents and employees, ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this release, including without limitation any and all claims in any way resulting from, arising out of or connected with his employment or its termination or arising out of or connected with his position as a director of the Company and/or as a principal in the Company and/or connected with any act or vote of the Employee in the board of directors, and/or connected with any act of the Employee as a shareholder, all pursuant to any Israeli common law, statute, order, regulation or other requirement (including without limitation the Companies Ordinance [New Version] of 1983, the Companies Law of 1999, the Securities Law of 1968, the Torts Ordinance [New Version], each as amended from time to time, infliction of any tort, or breach of contract, whether actual or implied, or whether oral or written) including without limitation any United States federal, state or local common law, statute, regulation or other requirement (including without limitation all Securities acts, laws and regulations, the General Corporation Law of the State of Delaware, the United States Securities Act of 1933, and the United States Securities Exchange Act of 1934, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the fair employment practices laws of the states in which the Employee have been employed by the Company, each as amended from time to time, infliction of any tort, or breach of contract, whether actual or implied, or whether oral or written).

     (c) The Employee has carefully read this Agreement, knows its contents, and freely and voluntarily agrees to all of its terms and conditions. The Employee acknowledges that he has had reasonable time to consider and discuss this Agreement with his attorney. By signing this Agreement, the Employee specifically acknowledges that he has read it; he understands it and knows he is giving up important rights; he agrees with everything in it; he is aware of his right to consult an attorney of his own choice before signing it; and he has signed it knowingly and voluntarily.

     (d) This Agreement also constitutes a compromise agreement and notice of final clearance in according with Article 29 of the Severance Payment Law of 1963.

     (e) Subject to the registration of the lien according to section 10 below, the parties shall submit to the labor court of Jerusalem a petition in the form attached hereto as EXHIBIT B1, to strike out Motion No. 2977/02 filed by the Employee.



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     (f) Immediately upon execution of this Agreement,  the parties shall submit to the labor court of Jerusalem the executed petition attached hereto as EXHIBIT B2, requesting the release of the Company's holdings in M.D.T. Protective Industries Ltd. from any limitation or ant other obligation undertaken in connection with Motion No. 2977/02 filed by the Employee.

     (g) The Company will withdraw the lawsuit filed by it in the New York State Supreme Court, County of New York, and/or any other lawsuit and/or petition filed by it against the Employee, within 5 working days and will submit to the Employee a copy of such petition to dismiss the lawsuit immediately upon its submission.

     7. Surviving Terms of Employment Agreement. The Employee acknowledges and agrees that he shall continue to be bound by and comply with the provisions of
Section 8 of the Employment Agreement (entitled "Confidentiality; Proprietary Rights; Competitive Activity").

     8. Approval. The Company hereby declares that the Company's Board of Directors has approved this Agreement, and empowered Mr. Robert S. Ehrlich to sign this Agreement in the name of EFL & EFC. The resolution adopted by the board and all its details and provisions and authorizing Mr. Ehrlich to sign this Agreement is attached hereto as EXHIBIT C.

     9. Attorney Fees. The Company shall pay directly to the Employee's attorney, Dr. J. Segev & Co., of 4 Wissozki St., Tel Aviv, an amount of US $89,500, as follows:

     (a) An amount of US $34,500, on or prior to January 15, 2003.

     (b) An amount of US $55,000 in ten equal installments of US $5,500. One such installment shall be due and payable by the last day of each of the months of September and December 2003, March, June, September and December 2004, and March, June, September and December 2005.

     (c) The Company will add VAT (at the rate determined by law at the time any payment hereto) to all payments under this Section 9 and receive an invoice for any such payment.

     (d) The Company will pay Dr. J. Segev & Co., all sums setforth in this section by direct deposit to Dr. J. Segev & Co.'s bank account at Bank Hapoalim, Pinkas Branch Tel-Aviv (754) Account No. 187772 (or as will be instructed by the employee from time to time, in writing).

     (e) This Section 9 and Section 10 below shall constitute an agreement for the benefit of third party.

     10. Security. Debts.

          (a) The payments provided in Sections 2 and 9 above shall be secured by a lien in favor of the Employee and/or Dr. J. Segev & Co., that will be registered on those of the assets of EFL that relate exclusively to EFL's Water-Activated Battery line (the "WAB"), the Instant Power consumer battery business, including patents related exclusively thereto, and the Company's rights in the Car, a breakdown of which is provided in EXHIBIT D attached

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               hereto  ("Lien").  For the  avoidance  of doubt,  it is expressly understood that the Lien shall include only such items provided on EXHIBIT D and shall not include any shares owned by EFL,
               including  without   limitations  shares  of  M.D.T.   Protective
               Industries Ltd., and that the Lien shall not include any patents owned by EFC which relate, in whole or in part, to the field of batteries for military use or to electric vehicles. The Company shall be empowered to sell assets subject to the Lien and take off the Lien, and the Employee will make all necessary steps to take off the Lien including but not limited to the prompt execution of any necessary documents, provided that the proceeds from such sale are applied to reduction of the remaining sums to be due at such time under Section 2 and 9 above and that the total consideration of such sale exceeds the remaining sums to be due at such time under Section 2 and 9 above.

          (b) The Company shall maintain the WAB in good condition consistent with its current practice and shall maintain an insurance policy on the WAB.

          (c) During the year 2003 the Company shall maintain the Instant Power consumer battery business in good condition consistent with its current practice. However, the Company may elect at any time during the year 2003 to stop maintaining the Instant Power consumer battery business. In such event the company will notify in writing its decision not to maintain the Instant Power consumer battery business during or after 2003 and the Employee shall have two months in which he may try to sell the Instant
               Power consumer battery business. During these two months the Company shall continue to maintain the Instant Power consumer battery business in its current condition. In the event that the Employee is successful in selling, the consideration out of the selling will be taken off from the Company payments in section 2 and 9 above. Subject to full maintenance fee such as rent and salaries which will be taken off from the Company Payments in section 2 and 9 above the Employee may prolong in writing the two months in which he will try to sell the Instant Power consumer battery business.

          (d) In the event the Company maintains the Instant Power consumer battery business until October 30 2003 the Company, following the Employee written request, shall notify in writing its decision re the maintenance of the Instant Power consumer battery business and in the event the Company decision is not to continue the maintenance of the Instant Power consumer battery business the Employee shall have two months in which he may try to sell it according to subsection 10 c. To avoid any doubt in no event the employee shall have more than two months to sell and the Company may elect not to maintain the Instant Power consumer battery business after December 31 2003 or during 2003 after the two months given to the Employee for selling according to subsection10c-10d.

     (e) The Company hereby declares that other than its obligations to the Office of the Chief Scientist, all assets to be pledged under section 10 (a) are free from any lien,


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attachment or any other third party rights.  The  Company's  obligations  to the
Chief Scientist are attached hereto as EXHIBIT E

     (f) Upon the execution of this agreement the Company will execute a deed of pledge of the lien in favor of the Employee and/or Dr. J. Segev & Co.to be registared at the Registrar of Pledges and/or the Registrar of Companies. The pledge shall comply with all the obligations of the Company toward the Office of the Chief Scientist.

     (g) The parties hereof acknowledge that the only debts which the Employee has to the Company that will continue in existence after the date of this Agreement are the debts in the principal total amount of US $957,966 ("Debts") for which the Employee has executed non-recourse promissory notes on December 28, 1998 and February 9, 2000 ("Promissory Notes"). The Promissory Notes are attached hereto as EXHIBIT F.

     (h) The parties hereof acknowledge that the shares specified in each of the non-recourse Promissory Notes, respectively, are the sole security for the debts provided in sub-section (b) above; that the Debts will be governed only according to the provisions and conditions set forth in each of the Promissory Notes, respectively; that the recourse of the Debts under each of the non-recourse Promissory Notes shall only be the pledged shares specified in each of the Promissory Notes, respectively; and that the Debts will not be released by this Agreement.

     (i) Upon any event that the Company becomes adjudged insolvent or a trustee, receiver or similar officer shall be appointed for the Company or any substantial part of its property; or any bankruptcy, reorganization, debt arrangement, recovery process or other proceeding under any bankruptcy or insolvency law or any dissolution or liquidation proceedings shall be instituted by or against the Company, all remaining payments set forth in sections 2 and 9 above will mature immediately and it will enable the Employee and/or Dr. J. Segev & Co. to realize the Lien immediately.

     11. Binding Effect. This Agreement be binding upon or injure to the benefit of the successors and assigns of the Company and the Employee and his personal representative(s).

     12. Binding Arbitration.

     (a) This Agreement, the performance thereof and all matters arising from and connected with the Agreement, shall be governed by and construed, solely and exclusively, in accordance with the laws of Israel.

     (b) Any dispute hereunder shall be finally settled by a binding arbitration held in Tel Aviv, Israel, in the Hebrew language (except that witnesses shall be permitted to speak in English), by one arbitrator, a retired judge with commercial background to be chosen by the parties and if the parties do not consent about the arbitrator, the arbitrator will be appointed by the president of the Israeli Chamber of Certified Accountants. This section constitutes an arbitration agreement.

     (c) The decision or award of the arbitrators shall be published to each party and will be final and binding upon all of the parties. Each of the parties hereby irrevocably and expressly agrees to comply promptly and in good faith with any and all such decisions or awards.

     (d) The arbitration hereunder shall be the exclusive and conclusive method for resolving disputes under this Agreement and no court shall have the power to adjudicate such disputes.

     (e) The costs of the arbitration, including without limitations attorneys fees, shall be borne by the non-prevailing party.

     13. Severability. If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions thereof shall in no way be affected or impaired.

     14. Entire Agreement. The foregoing contains the entire agreement of the parties and may not be altered, amended, or terminated except by an instrument in writing signed by the parties hereto.

     15. Joint and Several Obligations. The obligations and liabilities of each company hereunder (EFC and EFL) shall be joint and several with the obligations and liabilities of the other company hereunder.

     16. Execution in counterparts. This agreement may be executed in any number of separate counterparts, each of which shall together be deemed an original, but the several counterparts shall together constitute but one and the same agreements of the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      ELECTRIC FUEL CORPORATION



                                      By:
                                         --------------------------------------
                                         Name: Robert S. Ehrlich
                                         Title: Chairman, President and CEO

                                         ELECTRIC FUEL (E.F.L.) Ltd.



                                      By:
                                         --------------------------------------
                                         Name: Robert S. Ehrlich
                                         Title: Chairman, President and CEO




                                         --------------------------------------
                                                   Yehuda Harats